Exhibit 10.17

Form of Convertible Promissory Note

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF

CONVERTIBLE PROMISSORY NOTE

No. CN-[NUMBER]	Date of Issuance
$[PRINCIPAL AMOUNT]	[DATE]

FOR VALUE RECEIVED, Syra Health Corp., a Delaware corporation (the “Company”), hereby promises to pay to the order of [PURCHASER NAME] (the “Holder”), the principal sum of $[_____________PRINCIPAL AMOUNT], together with interest thereon from the date of this Note. Interest will accrue at a simple rate of two percent (2%) per annum. Unless earlier converted into Conversion Shares pursuant to the terms hereof, the principal and accrued interest of this Note will be due and payable by the Company at any time on or after [ ]1 (the “Maturity Date”) at the Company’s election or upon demand by the Requisite Noteholders. “Requisite Noteholders” means the holders of at least a majority-in-interest of the aggregate principal amount of the then outstanding Notes.

This Note (this “Note”) is one of a series of notes issued pursuant to that certain Subscription Agreement (the “Subscription Agreement”) by and among the Company and the subscribers named therein, as amended from time to time (collectively, the “Notes”). Capitalized terms not defined herein will have the meanings set forth in the Subscription Agreement.

1. Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Payment will be credited first to accrued interest due and payable, with any remainder applied to principal.

118 months from the date of issuance.

2. Prepayment. In the event there shall not have occurred a Next Equity Financing, this Note may be prepaid at any time before the Maturity Date without any penalties.

3. Security. This Note is a general unsecured obligation of the Company.

4. Priority. This Note is subordinated in right of payment to all current and future indebtedness of the Company for borrowed money (whether or not such indebtedness is secured) to banks, commercial finance lenders or other institutions regularly engaged in the business of lending money (the “Senior Debt”)”). The Company hereby agrees, and by accepting this Note, the Holder hereby acknowledges and agrees, that so long as any Senior Debt is outstanding, upon notice from the holders of such Senior Debt (the “Senior Creditors”) to the Company that an event of default, or any event which the giving of notice or the passage of time or both would constitute an event of default, has occurred under the terms of the Senior Debt (a “Default Notice”), the Company will not make, and the Holder will not receive or retain, any payment under this Note. Nothing in this paragraph will preclude or prohibit the Holder from receiving and retaining any payment hereunder unless and until the Holder has received a Default Notice (which will be effective until waived in writing by the Senior Creditors) or from converting this Note or any amounts due hereunder into Conversion Shares pursuant to the terms hereof. Each of the Notes shall rank equally without preference or priority of any kind over one another, and all payments and recoveries payable on account of principal and interest on the Notes shall be paid and applied ratably and proportionately on the balances of all outstanding Notes on the basis of their original principal amount.

5. Conversion of the Notes.

5.1 Optional Conversion. Any time prior to the earlier of (i) the Maturity Date and (ii) the effectiveness of a registration statement filed by the Company with the Securities and Exchange Commission with respect to an initial public offering by the Company of its Equity Securities, the holder of the Note may, by written notice to the Company, elect to convert the outstanding principal balance and unpaid accrued interest of each Note subject to the terms and conditions contained herein into Conversion Shares.

5.2 Automatic Conversion. The principal balance and unpaid accrued interest on this Note will automatically convert into Conversion Shares upon the initial closing of the Next Equity Financing. The number of Conversion Shares the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under this Note on the date of conversion by (y) the applicable Conversion Price. The issuance of Conversion Shares pursuant to the conversion of this Note will be on, and subject to, the same terms and conditions applicable to the Equity Securities issued in the Next Equity Financing.

5.3 Corporate Transaction Conversion. If, prior to the Maturity Date, the Notes remain outstanding and have not otherwise converted into Conversion Shares on the terms and subject to the conditions of this Note, then in the event of a Corporate Transaction, the holder of each Note may elect to convert the outstanding principal balance and unpaid accrued interest of each Note, subject to the terms and conditions contained in this Note, into Conversion Shares immediately prior to the closing of such Corporate Transaction.

5.4 Mechanics of Conversion.

(a) Payment of Interest. Notwithstanding the foregoing, upon the conversion of any one or more Notes, the Company may, at its sole option, elect to pay any unpaid accrued interest on any such Note in cash at the time of conversion.

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(b) Conversion Shares. The number of Conversion Shares to be issued upon the conversion of any Note shall be equal to the quotient obtained by dividing (A) the outstanding principal and unpaid accrued interest on such Note (unless the Company elects to repay the interest portion), on the date of conversion, by (B) the applicable Conversion Price.

(c) Financing Agreements. Each Holder understands and agrees that the conversion of the Notes into Conversion Shares will require, as a condition to Holder’s receipt of Conversion Shares, such Holder’s execution of certain agreements, in the form reasonably determined by the Company, relating to the receipt of such securities as well as registration, co-sale, rights of first refusal, rights of first offer and voting rights, if any, relating to such securities (including entering into any applicable purchase agreement, financing agreement, stockholders agreement, lock-up agreement or other agreements being entered into in connection with the Next Equity Financing, Corporate Transaction or otherwise), and such Holder covenants and agrees to execute such agreements in a timely manner and without unreasonable delay. The Company shall not be required to issue or deliver the Conversion Shares until the Holder has surrendered the Note to the Company and has signed the requisite documentation in the previous sentence. The conversion of the Notes pursuant to 5.3 or 5.4 may be made contingent upon the closing of the Corporate Transaction or the Next Equity Financing, respectively. Upon the conversion of any Note, the holder of such Note shall have no further rights under such Note, whether or not such Note is surrendered.

(d) Termination of Rights. Except for the right to obtain certificates representing the Conversion Shares pursuant to this Note or payment for a fractional share as set forth herein, all rights with respect to each Note shall terminate upon the effective conversion of the entire balance of the Note as provided herein whether or not such Note is surrendered to the Company. Notwithstanding the foregoing, Holder agrees to surrender its Note(s) to the Company (or lost note documentation in the form prescribed by the Company (the “Lost Note Documentation”), where applicable) as soon as practicable after conversion. In any event, Holder shall not be entitled to receive any stock certificates representing the Conversion Shares issuable upon conversion of this Note unless and until Purchaser has surrendered the original of this Note (or Lost Note Documentation where applicable) and the applicable documentation (as provided for above).

(e) Certificates. Subject to the provisions set forth in Sections 5.6(c) and 5.6(d) above, as promptly as practicable after the conversion of any Note and the issuance of the Conversion Shares, the Company (at its expense) will issue and deliver to the holder thereof a certificate or certificates evidencing the Conversion Shares (if certificated), or if the Conversion Shares are not certificated, will deliver a true and correct copy of the Company’s share register reflecting the Conversion Shares held by such holder.

(f) No Voting or Other Rights. Any Note does not entitle Holder to any voting rights or other rights as a stockholder of the Company, unless and until (and only to the extent that) such Note is actually converted into Conversion Shares accordance with its terms. In the absence of conversion of a Note into Conversion Shares, no provisions of such Note, and no enumeration herein of the rights or privileges of the Holder, shall cause Holder to be a stockholder of the Company for any purpose.

(g) No Fractional Conversion Shares. If, after aggregation, the conversion of any Note would result in the issuance of a fractional Conversion Share, the Company shall, in lieu of issuance of any fractional share, round up such fractional share to the next whole share.

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6. Restrictions on Transfer. The Holder acknowledges that it has been advised by the Company that this Note has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), that the Note is being issued, on the basis of the statutory exemption provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder relating to transactions by an issuer not involving any public offering, and that the Company’s reliance upon this statutory exemption is based in part upon the representations made by the Holder in the Subscription Agreement. The Holder acknowledges that he/she/it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment, hypothecation or transfer of the Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment, hypothecation, transfer or other disposition, unless (i) the sale, assignment, hypothecation, transfer or other disposition of the Note is registered under the Securities Act, provided, that the Company has no obligation or intention to so register the Note in connection herewith, or (ii) the Note is sold, assigned, hypothecated, transferred or otherwise disposed of in accordance with all the requirements and limitations of Rule 144 under the Securities Act, or such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act.

7. Definitions.

7.1 “Conversion Price” means (in each case rounded to the nearest 1/100th of one cent):

(a) if this Note is converted pursuant to Section 5.1, $5.00 per share;

(b) if this Note is converted pursuant to Section 5.2, the price per share equal to the product of the price per Equity Security sold in the Next Equity Financing multiplied by eighty percent (80%); or

(c) if this Note is converted pursuant to Section 5.3, the lesser of (i) the Corporate Transaction Price or (ii) the quotient resulting from dividing (x) the Valuation Cap by (y) the fully diluted capitalization immediately prior to the closing of the Corporate Transaction.

7.2 “Conversion Shares” means, collectively, the shares of Equity Securities issuable upon conversion of this Note in accordance with the terms hereof.

7.3 “Corporate Transaction” means:

(a) the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company’s assets or the exclusive license of all or substantially all of the Company’s material assets;

(b) the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Company or the surviving or acquiring entity immediately following the consummation of such transaction);

(c) the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a “person” or “group” (within the meaning of Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Company’s capital stock if, after such closing, such person or group would become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Company (or the surviving or acquiring entity); or

(d) the dissolution, winding up or insolvency of the Company.

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For the avoidance of doubt, a transaction will not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately prior to such transaction.

7.4 “Corporate Transaction Price” means eighty percent (80%) of the price paid per share of Class A Common Stock in the Corporate Transaction, which shall be calculated by dividing (x) the aggregate consideration payable in such Corporate Transaction by (y) the number of Equity Securities issued and outstanding as of immediately prior to the consummation of the Corporate Transaction on a fully-diluted basis, assuming exercise or conversion of all securities convertible or exercisable for Equity Securities, but excluding any unissued option pool, the Notes, any other convertible notes then outstanding.

7.5 “Equity Securities” means (a) shares of Class A common stock of the Company, par value $0.001 per share (“Class A Common Stock”); (b) any securities conferring the right to purchase shares of Class A Common Stock of the Company; or (c) any securities directly or indirectly convertible into, or exchangeable for (with or without additional consideration) shares of Class A Common Stock of the Company. Notwithstanding the foregoing, the following will not be considered “Equity Securities”: any convertible promissory notes (including the Notes) issued by the Company.

7.6 “Next Equity Financing” means an initial public offering by the Company of its Equity Securities pursuant to which such Equity Securities are listed on a national securities exchange.

7.7 “Valuation Cap” means $35,000,000.

8. Amendments and Waivers. The Company’s agreements with each of the Holders are separate agreements, and the sales of the Notes to each of the Holders are separate sales. Notwithstanding the foregoing, any term of the Notes may be amended and the observance of any term of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Requisite Noteholders. Any waiver or amendment effected in accordance with this Section 8 will be binding upon each holder of a Note purchased under the Subscription Agreement then outstanding and each future holder of all such Notes.

9. Choice of Law and Jurisdiction. This Note shall be governed by the laws of the State of Delaware as applied to contracts entered into and to be performed entirely within the State of Delaware. Any action arising out of this Note shall be brought exclusively in a court of competent jurisdiction in New Castle County, Delaware, and the parties hereby irrevocably waive any objections they may have to venue in New Castle County, Delaware.

10. Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE NOTES AND THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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11. Notice. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by electronic or facsimile transmission, to the Company at the address or facsimile number set forth on the signature page hereto or to the Holder at its address or facsimile number set forth in the records of the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered or, if notice is given by electronic or facsimile transmission, when delivered with confirmation of receipt.

12. Successors and Assigns. Any transfer of this Note may be effected only pursuant to the terms hereof and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Holder and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Holders (or its respective successors or assigns).

13. Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

14. Limitation on Interest. In no event will any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law, and if any payment made by the Company under this Note exceeds such maximum rate, then such excess sum will be credited by the Holders as a payment of principal. For avoidance of doubt, other than in an Event of Default, in no event will interest be required to be paid under this Note until the Maturity Date (pursuant to the terms set forth herein) or upon the conversion of this Note to Conversion Shares pursuant to the terms hereof.

15. Transfer of Notes. Subject to the transfer restrictions set forth herein, this Note may be transferred only upon its surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Assuming compliance with the previous sentence, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Company’s obligation to pay such interest and principal.

16. Events of Default. If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Requisite Noteholders and upon written notice from the Requisite Noteholders to the Company (which election and notice shall not be required in the case of an Event of Default under subsections (ii) or (iii) below), this Note shall accelerate, and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i) the Company fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any unpaid accrued interest or other amounts due under this Note on the date the same becomes due and payable;

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(ii) the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(iii) an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee or assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company).

Notwithstanding any other provision of this Note, or of the Subscription Agreement, Holder agrees that Holder will exercise Holder’s rights and remedies under this Note and the Subscription Agreement only in concert with all other holders of outstanding Notes as provided in such documents and will not take any action, including commencement or prosecution of litigation or any other proceeding to collect this Note, except as agreed by the Requisite Noteholders.

17. Company Waiver; Delays and Omissions. The Company hereby waives demand, notice, presentment, protest and notice of dishonor. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Company under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

18. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Note to the extent they are held to be unenforceable and the remainder of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Date of Issuance set out above.

SYRA HEALTH CORP.

By:
Name:	Deepika Vuppalanchi
Title:	Chief Executive Officer & President
Address:	1119 Keystone Way N., #201, Carmel, IN 46032
Email:

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NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $___________ of the above Note into _________ shares of Class A Common Stock (“Shares”) of Syra Health Corp. according to the conditions set forth in such Note, as of the date written below.

If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion: ________________________________________________________________

Applicable Conversion Price: ____________________________________________________

Principal Amount of Note Remaining After Conversion: _______________________________________________

Address: _________________________________________________________________________

  _________________________________________________________________________

SSN or EIN: __________________________________

Tel: ________________________________________

Fax: ________________________________________

Email: _______________________________________

Shares are to be registered in the following name: _____________________________________________________

Shares are to be sent or delivered to the following account:

Account Name: ______________________________________________________________________

Address: ___________________________________________________________________________

Signature: __________________________________________________________________________

Name & Title of Signatory: _______________________________________________________________________

The Holder hereby represents that as of the date of this Notice of Conversion it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

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